EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2021 Third Quarter Results

EL SEGUNDO, Calif., Oct. 26, 2021 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) (the “Company”) today reported results for the three months ended September 30, 2021.

Financial Overview

	Three months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
	(In millions, except percentage and per share amounts)
Net sales	$545.3	$527.7	$1,598.3	$1,516.2
Net income	42.6	31.7	105.7	102.3
Net income as a percentage of net sales	7.8%	6.0%	6.6%	6.7%
Adjusted Net Income (Non-GAAP measure*)	47.8	31.7	126.1	99.6
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	8.8%	6.0%	7.9%	6.6%
Earnings Per Share (“EPS”) - Diluted	0.52	0.38	1.29	1.23
Adjusted EPS (Non-GAAP measure*)	0.58	0.38	1.54	1.19
Adjusted EBITDAP (Non-GAAP measure*)	82.5	62.5	227.6	201.2
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	15.1%	11.8%	14.2%	13.3%
Cash provided by operating activities	75.2	11.0	95.4	138.6
Free cash flow (Non-GAAP measure*)	70.2	(3.8)	78.1	107.6

_________
* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“I’m very pleased with Aerojet Rocketdyne’s Q3 and year to date performance,” said Eileen P. Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “Our third quarter sales were $545 million, up 3% year over year. For the nine months ended September 30, 2021, sales were $1.6 billion – the highest we’ve seen in the first nine months of the year and up 5% from the same period a year ago,” continued Drake. Adjusted EBITDAP margin for the quarter was 15.1%, up 330 bps year over year, and the year to date margin was 14.2%, an increase of 90 bps year over year. Free cash flow was $78 million for the nine months ended September 30, 2021. Drake added, “We ended the quarter with record backlog of $7.0 billion, $2.3 billion of which we expect to convert to sales in the next twelve months. This amount is up from $2.1 billion in the third quarter of 2020 and up from $2.2 billion last quarter. We continue to see momentum in the defense business and strong support for our space programs. During the third quarter, we held a ribbon cutting for the expansion at our Los Angeles facility to support NASA’s Space Launch System rocket and Artemis program. We also achieved a major milestone at our Camden, Arkansas facility, with the successful hot firing of our newest advanced large solid rocket motor, the eSR-73, which signifies that we are ready to support the nation’s defense requirements for large solid rocket motors. I am very proud of our workforce and the team’s continued dedication to excellence.”

Third quarter of 2021 compared with third quarter of 2020

The increase in net sales was primarily driven by the Ground Based Strategic Deterrent (“GBSD”) and Army Tactical Missile Systems (“ATACMS”) programs partially offset by a decline on the RS-68 program.

The increase in net income was impacted by the following (i) favorable changes in contract estimates on the RL-10 program; (ii) lower stock-based compensation as a result of decreases in the fair value of the stock appreciation rights in the current period; (iii) lower interest expense; and (iv) lower amortization expense. These factors were partially offset by Merger related costs in the current period (see discussion below). The Company had $8.0 million of net favorable changes in contract estimates on net income in the current period compared with net favorable changes of $2.7 million in the third quarter of 2020.

First nine months of 2021 compared with first nine months of 2020

The increase in net sales was primarily driven by the GBSD and ATACMS programs partially offset by declines on the Terminal High Altitude Area Defense (“THAAD”) and RS-68 programs.

The increase in net income was impacted by the following (i) favorable contract performance on the ATACMS and RS-68 programs; (ii) lower stock-based compensation as a result of decreases in the fair value of the stock appreciation rights in the current period; (iii) lower interest expense; and (iv) lower depreciation and amortization expense. These factors were partially offset by (i) Merger related costs in the current period (see discussion below) and (ii) loss on settlement of debt (see discussion below). The Company had $24.1 million of net favorable changes in contract estimates on net income in the current period compared with net favorable changes of $16.0 million in the first nine months of 2020.

Backlog

As of September 30, 2021, the Company's total remaining performance obligations, also referred to as backlog, totaled $7.0 billion compared with $6.7 billion as of December 31, 2020. The Company expects to recognize approximately 32%, or $2.3 billion, of the remaining performance obligations as sales over the next twelve months, an additional 26% the following twelve months, and 42% thereafter. A summary of the Company's backlog is as follows:

	September 30, 2021	December 31, 2020
	(In billions)
Funded backlog	$3.2	$3.0
Unfunded backlog	3.8	3.7
Total backlog	$7.0	$6.7

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company's control.

Merger

On December 20, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin Corporation (“Lockheed Martin”) and Mizar Sub, Inc., a wholly-owned subsidiary of Lockheed Martin (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation and a wholly-owned subsidiary of Lockheed Martin. Subject to the terms and conditions set forth in the Merger Agreement, each share of common stock outstanding as of immediately prior to the effective time of the Merger will be automatically converted into the right to receive cash in an amount equal to $51.00 per share (adjusted from $56.00 following the payment of the Pre-Closing Dividend, as discussed below).

In December 2020, the Company’s Board of Directors declared a one-time cash dividend of $5.00 per share (including shares underlying the 2.25% Convertible Senior Notes (“2¼% Notes”) participating on an as-converted basis) (the “Pre-Closing Dividend”). On March 24, 2021, the Company paid the Pre-Closing Dividend to holders of record as of March 10, 2021. Payment of the Pre-Closing Dividend was made in connection with the anticipated acquisition of the Company by Lockheed Martin. Under the terms of the Merger Agreement, the Company's payment of the Pre-Closing Dividend adjusted the consideration to be paid by Lockheed Martin at closing from $56.00 per share to $51.00 per share.

On February 18, 2021, the Company received a request for additional information (“second request”) from the Federal Trade Commission (“FTC”) as part of the regulatory review process for the acquisition of the Company by Lockheed Martin.

On March 9, 2021, the stockholders of the Company voted in favor of approving the Merger Agreement at a special meeting.

As part of the regulatory review process of the transaction, on September 24, 2021, the Company and Lockheed Martin each certified substantial compliance with the FTC’s second request, and the parties continue to engage with the FTC. Subject to satisfactory completion of the regulatory review process and satisfaction of the other closing conditions specified in the Merger Agreement, closing is anticipated to occur in the first quarter of 2022. As previously disclosed, under the Merger Agreement, the “outside” date that gives rise to certain termination rights will automatically be extended from December 21, 2021, to March 21, 2022, in circumstances where all conditions have been satisfied but for the receipt of regulatory approvals.

In the nine months ended September 30, 2021, the Company recorded $20.8 million of costs associated with the Merger. The components of the Merger costs are as follows (in millions):

Legal	$11.5
Employee compensation (including $3.5 million of recurring employee costs)	8.4
Consulting and other professional costs	0.9
$20.8

2¼% Notes

In the nine months ended September 30, 2021, the Company settled $154.1 million of its 2¼% Notes as a result of receiving conversion notices from the holders of the 2¼% Notes. The principal amount of $154.1 million was settled in cash and the conversion premium was settled in 2.9 million common shares. The Company incurred a pre-tax charge of $10.5 million in the nine months ended September 30, 2021, associated with the settlement of the 2¼% Notes.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the Merger. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  failure to complete the Merger could negatively impact the price of the Company's common stock, as well as its future business and financial results;
  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  loss of key qualified suppliers of technologies, components, and materials;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company's businesses;
  risks inherent to the real estate market;
  the COVID-19 pandemic and its impact on economic and other conditions worldwide, including global spending, sourcing and the business operations of the Company and its customers and suppliers, among others;
  actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including mandated vaccinations;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  failure of the Company's information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company's operations;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company's inability to renew collective bargaining agreements on favorable terms;
  changes in estimates related to contract accounting;
  the funded status of the Company's defined benefit pension plan and the Company's obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  the substantial amount of debt that places significant demands on the Company's cash resources and could limit the Company's ability to borrow additional funds or expand its operations;
  the Company's ability to comply with the financial and other covenants contained in the Company's debt agreements;
  changes in LIBOR reporting practices or the method by which LIBOR is determined;
  failure to secure contracts;
  costs and time commitment related to potential and/or actual acquisition activities, including the Merger, may exceed expectations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure of the Company's information technology infrastructure or failure to perform by the Company's third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company's current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  limitations associated with our stockholders' ability to obtain favorable judgement from the Court of Chancery in the State of Delaware;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  exposures and uncertainties related to claims and litigation, including litigation arising from the Merger;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  inability to protect the Company's patents and proprietary rights; and
  those risks detailed in the Company's reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(In millions, except per share amounts)
Net sales	$545.3	$527.7	$1,598.3	$1,516.2
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	446.5	441.6	1,310.6	1,251.7
Selling, general and administrative expense	5.2	11.2	27.8	31.0
Depreciation and amortization	13.5	15.1	44.4	49.7
Other expense, net	8.7	3.3	24.0	1.2
Total operating costs and expenses	473.9	471.2	1,406.8	1,333.6
Operating income	71.4	56.5	191.5	182.6
Non-operating:
Retirement benefits expense	8.5	9.1	25.4	27.4
Loss on debt	0.9	—	10.5	—
Interest income	(0.2)	(0.5)	(1.5)	(4.7)
Interest expense	4.9	7.2	15.1	23.0
Total non-operating expense, net	14.1	15.8	49.5	45.7
Income before income taxes	57.3	40.7	142.0	136.9
Income tax provision	14.7	9.0	36.3	34.6
Net income	$42.6	$31.7	$105.7	$102.3
Earnings per share of common stock
Basic earnings per share	$0.53	$0.40	$1.33	$1.30
Diluted earnings per share	$0.52	$0.38	$1.29	$1.23
Weighted average shares of common stock outstanding, basic	79.9	77.6	79.0	77.6
Weighted average shares of common stock outstanding, diluted	82.3	81.9	81.5	82.4
Cash dividends paid per share	$—	$—	$5.00	$—

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(In millions)
Net Sales:
Aerospace and Defense	$544.7	$527.1	$1,596.2	$1,513.4
Real Estate	0.6	0.6	2.1	2.8
Total Net Sales	$545.3	$527.7	$1,598.3	$1,516.2
Segment Performance:
Aerospace and Defense	$76.0	$61.5	$213.3	$184.4
Environmental remediation provision adjustments	(2.2)	(1.6)	(3.2)	(1.7)
GAAP/Cost Accounting Standards retirement benefits expense difference	2.7	1.8	8.6	11.1
Unusual items	(2.9)	—	(7.5)	(1.8)
Aerospace and Defense Total	73.6	61.7	211.2	192.0
Real Estate	(0.1)	(0.4)	(0.7)	(1.4)
Total Segment Performance	$73.5	$61.3	$210.5	$190.6
Reconciliation of segment performance to income before income taxes:
Segment performance	$73.5	$61.3	$210.5	$190.6
Interest expense	(4.9)	(7.2)	(15.1)	(23.0)
Interest income	0.2	0.5	1.5	4.7
Stock-based compensation	(0.5)	(5.5)	(10.6)	(13.2)
Corporate retirement benefits	(1.6)	(1.8)	(4.9)	(5.6)
Corporate and other	(4.2)	(6.6)	(15.6)	(16.6)
Unusual items	(5.2)	—	(23.8)	—
Income before income taxes	$57.3	$40.7	$142.0	$136.9

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	September 30, 2021	December 31, 2020
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$624.9	$1,149.5
Restricted cash	3.0	3.0
Marketable securities	9.8	7.0
Accounts receivable	85.2	75.6
Contract assets	327.7	288.6
Other current assets	121.3	136.5
Total Current Assets	1,171.9	1,660.2
Noncurrent Assets
Right-of-use assets	47.3	46.8
Property, plant and equipment, net	409.5	423.1
Recoverable environmental remediation costs	229.5	227.7
Deferred income taxes	69.7	81.1
Goodwill	161.4	161.4
Intangible assets	36.5	44.8
Other noncurrent assets	237.0	254.8
Total Noncurrent Assets	1,190.9	1,239.7
Total Assets	$2,362.8	$2,899.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$163.6	$299.9
Accounts payable	99.2	99.1
Reserves for environmental remediation costs	40.5	39.8
Contract liabilities	342.2	407.2
Other current liabilities	163.4	609.7
Total Current Liabilities	808.9	1,455.7
Noncurrent Liabilities
Long-term debt	303.6	324.4
Reserves for environmental remediation costs	262.8	260.8
Pension benefits	371.8	405.2
Operating lease liabilities	35.6	35.7
Other noncurrent liabilities	179.8	184.6
Total Noncurrent Liabilities	1,153.6	1,210.7
Total Liabilities	1,962.5	2,666.4
Commitments and contingencies
Stockholders’ Equity
Common stock	8.0	7.7
Other capital	596.0	583.0
Treasury stock	(64.4)	(64.4)
Retained earnings (accumulated deficit)	53.8	(65.2)
Accumulated other comprehensive loss, net of income taxes	(193.1)	(227.6)
Total Stockholders’ Equity	400.3	233.5
Total Liabilities and Stockholders’ Equity	$2,362.8	$2,899.9

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2021	2020
	(In millions)
Operating Activities
Net income	$105.7	$102.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44.4	49.7
Amortization of debt discount and deferred financing costs	4.5	7.4
Stock-based compensation	10.6	13.2
Retirement benefits, net	10.2	18.9
Loss on debt	10.5	—
Other, net	(0.9)	0.2
Changes in assets and liabilities:
Accounts receivable	(9.6)	(69.9)
Contract assets	(39.1)	(49.2)
Other current assets	15.3	7.3
Recoverable environmental remediation costs	(1.8)	6.0
Other noncurrent assets	16.9	6.9
Accounts payable	(2.8)	(33.6)
Contract liabilities	(65.0)	81.1
Other current liabilities	2.9	(12.0)
Deferred income taxes	—	4.2
Reserves for environmental remediation costs	2.7	(5.1)
Other noncurrent liabilities and other	(9.1)	11.2
Net Cash Provided by Operating Activities	95.4	138.6
Investing Activities
Purchases of marketable securities	(1.9)	(26.5)
Sales of marketable securities	—	25.0
Capital expenditures	(17.3)	(31.0)
Net Cash Used in Investing Activities	(19.2)	(32.5)
Financing Activities
Dividend payments	(428.5)	—
Debt repayments	(175.5)	(14.7)
Repurchase of shares for withholding taxes and option costs under equity plans	(4.5)	(8.8)
Proceeds from shares issued under equity plans	7.7	7.1
Purchase of treasury stock	—	(12.3)
Net Cash Used in Financing Activities	(600.8)	(28.7)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(524.6)	77.4
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,152.5	935.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$627.9	$1,013.0

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company's U.S. government contracts, and unusual items (Merger costs and loss on debt). Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(In millions, except per share and percentage amounts)
Net income	$42.6	$31.7	$105.7	$102.3
Interest expense	4.9	7.2	15.1	23.0
Interest income	(0.2)	(0.5)	(1.5)	(4.7)
Income tax provision	14.7	9.0	36.3	34.6
Depreciation and amortization	13.5	15.1	44.4	49.7
GAAP retirement benefits expense	8.5	9.1	25.4	27.4
CAS recoverable retirement benefits expense	(9.6)	(9.1)	(29.1)	(32.9)
Unusual items	8.1	—	31.3	1.8
Adjusted EBITDAP	$82.5	$62.5	$227.6	$201.2
Net income as a percentage of net sales	7.8%	6.0%	6.6%	6.7%
Adjusted EBITDAP as a percentage of net sales	15.1%	11.8%	14.2%	13.3%

Net income	$42.6	$31.7	$105.7	$102.3
GAAP retirement benefits expense	8.5	9.1	25.4	27.4
CAS recoverable retirement benefits expense	(9.6)	(9.1)	(29.1)	(32.9)
Unusual items	8.1	—	31.3	1.8
Income tax impact of adjustments (1)	(1.8)	—	(7.2)	1.0
Adjusted Net Income	$47.8	$31.7	$126.1	$99.6

Diluted EPS	$0.52	$0.38	$1.29	$1.23
Adjustments	0.06	—	0.25	(0.04)
Adjusted EPS	$0.58	$0.38	$1.54	$1.19

Diluted weighted average shares, as reported and adjusted	82.3	81.9	81.5	82.4

_________

(1)         The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company's internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company's goals. The following table summarizes Free Cash Flow:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(In millions)
Net cash provided by operating activities	$75.2	$11.0	$95.4	$138.6
Capital expenditures	(5.0)	(14.8)	(17.3)	(31.0)
Free Cash Flow	$70.2	$(3.8)	$78.1	$107.6

Because the Company's method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.